Exhibit 10.8

SUBLEASE

SIGMATEL, INC., a Texas Corporation

Sublessor

to

TEXAS NETWORKING, INC, a Texas Corporation

Sublessee

Subleased Premises:

All of the 5th Floor

Terrace II Building

2700 Via Fortuna

Austin, Texas 78746

Dated as of

July 16 , 2001

SUBLEASE

This SUBLEASE is dated as of the Execution Date (as defined in Schedule 1) between SigmaTel, Inc. (“Sublessor”) and Texas Networking, Inc. (“Sublessee”).

1.    MASTER LEASE

1.1    Sublessor is the tenant under the Master Lease (as defined in Schedule 1) wherein Landlord (as defined in Schedule 1) leased to Sublessor the Leased Premises (as defined in Schedule 1) in the Building (as defined in Schedule 1).

This Sublease is subject and subordinate to the Master Lease, a copy of which is attached hereto as Exhibit “A”, and made a part hereof for all purposes as if fully set forth herein, except for Section 3.05 of the Master Lease, Paragraph 3 of Exhibit G to the Master Lease, and the Tenant Work Letter attached the Master Lease, which provisions shall not be incorporated herein and shall be referred to herein as the “Excluded Provisions.” Sublessee agrees to assume all provisions of the Master Lease, except for the Excluded Provisions. Except as specified to the contrary in this Sublease, all defined terms in the Master Lease have the same meanings in this Sublease. If there is a conflict between the terms of the Master Lease and this Sublease, the terms of the Sublease control, it being expressly understood by the parties that the terms of the Sublease will in no way diminish or minimize the terms and obligations of the Master Lease.

1.2    With the exception of the Excluded Provisions, Sublessee hereby covenants and agrees to comply with and perform all obligations of Sublessor under the Master Lease pertaining to the Subleased Premises (as hereinafter defined), including, without limitation, all repair obligations, all insurance obligations (and all insurance required to be maintained by Sublessee shall name both the Sublessor and the Landlord as additional insureds), all obligations to pay utility charges and taxes, and all indemnification obligations of Sublessor thereunder, and any liability accruing from failure to pay same when due thereunder. Sublessee agrees that whenever the consent of Landlord is required under the terms of the Master Lease with respect to any action, Sublessee shall obtain the consent of Sublessor and of Landlord prior to taking such action. Sublessee hereby covenants and agrees to promptly deliver to Sublessor copies of any and all notices or other correspondence received by Sublessee from Landlord that affects Sublessor and further agrees to so deliver same in accordance with 13.1 below.

1.3    Sublessee shall not have the right to exercise any of Sublessor’s options or elections permitted or authorized under the Master Lease, or to institute any action or proceeding against Landlord for the enforcement of the Master Lease. If Landlord shall default in the performance of any of its obligations under the Master Lease, Sublessor shall, upon the written request of Sublessee and at Sublessee’s sole cost and expense, use its diligent good faith efforts to enforce the Master Lease and obtain Landlord’s compliance with its obligations thereunder. In the event that the default of the Master

Lease is the failure to provide required services, and if Sublessor at its option chooses not to provide such services, Sublessee may only deal directly with the Landlord in an effort to obtain such services and Sublessor shall have no liability for the provision of services or the enforcement thereof.

2.    SUBLEASED PREMISES

2.1    In accordance with the terms and conditions set forth in this Sublease, Sublessor hereby subleases to Sublessee, and Sublessee hereby takes and sublets from Sublessor, the Subleased Premises (as defined in Schedule 1).

3.    REPRESENTATIONS AND WARRANTIES

3.1    Sublessor represents to Sublessee that:

i.	except as expressly stated herein, the Master Lease is unmodified and in full force and effect, and Sublessor’s leasehold estate with respect to the Subleased Premises has not been assigned, mortgaged, pledged, encumbered, or otherwise transferred or sublet, in whole or in part;

ii.	the Master Lease evidences the entire written agreement with respect to the Subleased Premises between Sublessor and Landlord;

iii.	all rent and additional rent billed to date and payable by Sublessor, as “Tenant” under the Master Lease, has been paid;

iv.	Sublessor has received no written notice from Landlord of default by Sublessor under the Master Lease which remains uncured; and

v.	Sublessor, to the best of Sublessor’s knowledge, is not in default under the Master Lease.

3.2	Sublessee represents to Sublessor that:

i.	Sublessee is in good standing and fully authorized to do business in Texas;

ii.	Sublessee is in compliance with all applicable laws, rules, and regulations, fully licensed, authorized, and empowered to perform its respective rights and obligations under this Sublease without the need for further consent, approval, or ratification from any other person or entity, and that the person signing this Sublease on behalf of Sublessee is so authorized to bind Sublessee to the terms of this Sublease; and

iii.    Sublessee’s financial statements are prepared in accordance with Generally Accepted Accounting Principles and are consistent with financial statements from prior periods.

The aforesaid representations shall be deemed repeated at and as of the Commencement Date (as defined in Schedule 1).

4.    TERM

4.1    The term of this Sublease shall commence on the Commencement Date and shall continue, unless otherwise sooner terminated in accordance with provisions of this Sublease or at law, until the Expiration Date (as defined in Schedule 1). The term of this Sublease shall be referred to herein as the “Term”. If for any reason Sublessor does not deliver possession of the Subleased Premises (“Possession”) to Sublessee on the Commencement Date, Sublessor shall not be subject to any liability for such failure and the validity of this Sublease shall not be impaired, but not withstanding anything herein to the contrary, Rent (as defined in Schedule 1) shall abate and need not be paid until the delivery of Possession.

5.    RENT

5.1    Except as otherwise provided herein in Section 11.1, Sublessee shall pay to Sublessor on the first day of each month of the Term the Rent and Additional Rent (as hereinafter defined) without deduction, abatement, setoff, notice, or demand, at Sublessor’s Address for Rent (as defined in Schedule 1), or at such other place as Sublessor shall designate from time to time by notice to Sublessee, in lawful money of the United States of America.

Sublessee shall pay to Sublessor, the Rent for the first month of the Term, upon the execution of this Sublease. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.

5.2    In addition to Rent and any other sums which Sublessee may be obligated to pay pursuant to any other provision of this Sublease, Sublessee shall pay to Sublessor as additional rent hereunder all amounts defined as (“Additional Rent”) in the Master Lease under Section 3.02 and other relevant Sections.

For purposes of this Sublease, the amounts payable by Sublessee pursuant to this Section 5.2 and Section 9 below are hereinafter referred to as “Additional Rent”.

6.    SECURITY

6.1    Upon execution of this Sublease, in addition to the other amounts described in Section 5, Sublessee shall deliver to Sublessor, either by (i) an irrevocable letter of credit payable upon demand to Sublessor or (ii) cash, the amount of the Security Deposit (as defined in Schedule 1) as partial consideration for this Sublease and as security for the faithful performance and observance by Sublessee of the terms, provisions, covenants and conditions of this Sublease. If the Security Deposit is in cash, Sublessor agrees to place the Security Deposit in an interest bearing account, with the interest accruing to the benefit of Sublessee, payable semi-annually. It is agreed that in the event Sublessee defaults beyond any applicable notice and grace period provided herein for the cure thereof in respect of any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, the payment of Rent and Additional Rent, Sublessor may, upon written notice to Sublessee, use, apply or retain the whole or any part of the security so deposited, or as the case may be, make demand upon the issuing bank of the irrevocable letter of credit for the proceeds, to the extent required for the payment of any Rent and Additional Rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee’s default in respect of any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency accrued before or after summary proceeding or other re-entry by Sublessor. In the event Sublessor applies or retains any portion or all of the Security Deposit, Sublessee shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be the amount set forth above.

In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, and shall not be in default of the Sublease in the final few months of the Term, and (i) the Security Deposit was paid in cash, one-half (1/2) of the Security Deposit shall be applied to the last month’s Rent and the remaining one-half (1/2) of the Security Deposit shall be returned to Sublessee after the Expiration Date and after delivery of entire possession of the Subleased Premises to Sublessor, or (ii) the Security Deposit was made by an irrevocable letter of credit, the irrevocable letter of credit shall be reduced by one-half (1/2) of the Security Deposit, Sublessee shall continue to pay Rent throughout the Term, and the remaining irrevocable letter of credit representing one-half (1/2) of the Security Deposit shall terminate after the Expiration Date and after delivery of entire possession of the Subleased Premises to Sublessor. In the event of any assignment of Sublessor’s interest in the Master Lease, Sublessor shall have the right to transfer the Security Deposit to the assignee and, provided such assignee acknowledges, in writing, receipt of and liability to Sublessee for such Security Deposit, Sublessor shall thereupon be released by Sublessee from all liability for the return of such Security Deposit if paid in cash; and Sublessee agrees to look solely to such assignee for the return of said Security Deposit; and it is agreed that the provisions hereof shall apply to every assignment made of the Security Deposit to any such assignee. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies, if paid in cash, deposited herein as the Security Deposit and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

6.2    Upon execution of the Sublease, Sublessee shall provide to Sublessor the unconditional personal guaranty of Jonah Yokubaitis, Ron Yokubaitis, and Carolyn Yokubaitis which guaranty shall be substantially in the form attached hereto as Exhibit “B”, which shall secure the obligation of Sublessee hereunder, and which shall be effective until June 30, 2002.

7.    USE OF THE SUBLEASED PREMISES

7.1    The Subleased Premises shall be used and occupied for general business office purposes and incidental purposes only and otherwise to the extent permitted pursuant to the terms of the Master Lease and for no other use or purpose.

8.    ASSIGNMENT AND SUBLETTING

8.1    In addition to satisfying the requirements of the Master Lease, Sublessee shall not, without the prior written consent of the Sublessor, mortgage, pledge, encumber, transfer or sublet, by operation of law or otherwise, or in any manner transfer this Sublease, or any part thereof or any interest of Sublessee hereunder or sublet or permit the Subleased Premises or any part thereof to be used or occupied by others. Sublessor’s consent under this Section 8.1 shall not be unreasonably withheld; provided, however, in granting or withholding its consent, Sublessor shall be entitled to take into consideration all relevant factors including without limitation, the credit worthiness of the proposes subtenant or assignee, the nature of the business and business reputation of the proposed subtenant or assignee (including without limitation proposed uses and parking requirements), the term of the sublease or assignment and the rental rate under the proposed sublease or assignment. Sublessor may, if it so elects, withhold its consent if the proposed subtenant or assignee is a government entity. Sublessor may withhold or condition its consent subject to execution and delivery of an appropriate sublease or assignment which shall include such terms and conditions as Sublessor may reasonably require including provisions for notice to Sublessor, prohibition on further assignment or subleasing without Sublessor’s consent and indemnification of Sublessor by the subtenant or assignee. Sublessor may withhold its consent to any proposed assignment or sublease if an Event of Default has occurred and is continuing, or an event has occurred which, with the giving of notice, or the passage of time, or both, could constitute any Event of Default. Any such assignment, subletting, or permission to occupy without such consent by Sublessor shall be void. Any such consent by Sublessor of any such assignment, subletting, or permission to occupy shall not release Sublessee or Guarantors from any of Sublessee’s or Guarantors’ obligations hereunder or be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.

9.    TENANT SURCHARGES

9.1    “Tenant Surcharges” shall mean any and all amounts (other than Rent and Sublessee’s share of increases in Operating Expenses) which, by the terms of the Master Lease, become due and payable by Sublessor to Landlord as Additional Rent under the Master Lease or otherwise and which would not have become due and payable but for the acts, requests for services, and/or failures to act of Sublessee, its agents, officers, representatives, employees, servants, contractors, invitees, licensees or visitors under this Sublease, including but not limited to, any increases in Landlord’s fire, rent or other insurance premium, as provided in the Master Lease, resulting from any act or omission of Sublessee and not of Sublessor.

9.2    After receipt by Sublessor of any statement or written demand from Landlord which includes demand for payment of any amounts payable hereunder as Tenant Surcharges, Sublessor shall deliver to Sublessee a copy of such statement or demand, together with Sublessor’s statement of the amount of such Tenant Surcharges. Sublessee shall pay to Sublessor the amount of such Tenant Surcharges within ten (10) days (or such shorter period of time as may be required of Sublessor by the terms of the Master Lease) after Sublessee’s receipt of such statement or demand; provided, however, that in any instance in which Sublessee shall receive any such statement or demand directly from Landlord, provided Sublessee delivers a copy of such statement or demand to Sublessor as soon as reasonably practicable after such receipt, Sublessee may pay the amount of the same directly to Landlord. Sublessor agrees that if Sublessee pays the amount due directly to lessor, in accordance with the preceding sentence, any obligation of Sublessee to pay the same to Sublessor shall be satisfied by the payment to Landlord. The amount of Tenant Surcharges payable hereunder by Sublessee shall at all times be equal to the amounts payable by Sublessor under the Master Lease which would not have become due and payable but for the acts, requests for services, and/or failures to act of Sublessee, its agents, officers, representatives, employees, servants, contractors, invitees, licensees or visitors, as provided in Paragraph 9.1 above.

9.3    INTENTIONALLY OMITTED.

9.4    Payments shall be made pursuant to this Section 9 notwithstanding the fact that the statement to be provided by Sublessor is furnished to Sublessee after the expiration of the term of this Sublease and notwithstanding the fact that by its terms this Sublease shall have expired or have been canceled or terminated.

9.5    In the event Sublessor receives notice from Landlord of a change in Additional Rent, Sublessor, within a reasonable time after the receipt by Sublessor of any projected Additional Rent statement from Landlord or any change in the Additional Rent, will furnish Sublessee with a copy of such statement and copies of any additional materials relating to the Subleased Premises and received by Sublessor in connection with such charge. Upon submission of such statement, all subsequent installments of Additional Rent hereunder shall include 1/12th of the annual amount of the Additional Rent as shown on such statement; provided, however, that, to the same extent that Sublessor shall be required to pay Landlord any retroactive or other lump sum payments with respect to any such Additional Rent for a period which is in part prior to the Commencement Date, Sublessee shall pay only that portion thereof which shall be attributable to the period occurring on or after the Commencement Date.

9.6    If Sublessor shall receive from Landlord any refund of any amounts for which Sublessee shall have paid Additional Rent to Sublessor or Landlord under the provisions of this Section 9, Sublessor shall retain out of such refund the costs and expenses, if any, of obtaining such refund, including but not limited to reasonable attorney’s fees and expenses, and shall then pay to Sublessee, within ten (10) days of receipt of such refund by Sublessor, the pro rata portion of the remainder of such refund which is equitably attributable to amounts paid by Sublessee as Additional Rent hereunder.

9.7    Notwithstanding anything herein to the contrary, Sublessee agrees it shall indemnify, defend and hold Sublessor harmless against all costs, claims, loss or liability resulting from delay by Sublessee in surrendering the Subleased Premises upon conclusion of the Term, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Sublessor resulting from any failure by Sublessee timely to surrender the Subleased Premises upon the conclusion of the Term will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Sublessee therefore agrees that if possession of the Subleased Premises is not surrendered to Sublessor on the conclusion of the Term, then Sublessee will pay Sublessor as liquidated damages for each day during which Sublessee holds over in the Subleased Premises after conclusion of the Term, a sum equal to a per diem amount equal to 1/30 of one hundred fifty percent (150%) of the average Rent and Additional Rent which was payable by Sublessor under the Master Lease during the last six months of the term hereof for the entire Leased Premises. Any such holding over without the prior written consent of Sublessor shall create a day-to-day tenancy at sufferance relationship with Sublessee. Sublessee hereby represents, warrants and covenants to Sublessor that Sublessee shall indemnify, defend and hold harmless Sublessor from and against any and all damages, liabilities, obligations, and expenses (including without limitation legal costs and attorneys’ fees) incurred by Sublessor as a result of Sublessee’s failure to surrender the Subleased Premises to Sublessor at the conclusion of the Term. Notwithstanding anything herein to the contrary, this Section 9.7 shall survive the conclusion of the Term and this Sublease.

9.8    If Sublessee shall fail to pay all or any part of any installment of Rent or Additional Rent within five (5) days from when the same is due and payable, Sublessee shall pay as Additional Rent hereunder to Sublessor a late charge in an amount equal to five percent (5%) of the delinquent payment at the time the delinquent payment is made. The late charge payable pursuant hereto shall be payable without prejudice to any of Sublessor’s rights and remedies hereunder at law or in equity for nonpayment or late payment of rent or other sum and in addition to any such rights and remedies. No failure by Sublessor to insist upon the strict performance by Sublessee of Sublessee’s obligations to pay late charges as provided herein shall constitute a waiver by Sublessor of its right to enforce the provisions hereof in any instance thereafter occurring. The provisions of this paragraph shall not be construed in any way to extend the grace periods or notice periods provided for elsewhere in this Sublease.

9.9    The provisions of this Section 9 shall survive the expiration or any earlier cancellation or termination of this Sublease.

10.    OTHER PROVISIONS OF SUBLEASE

10.1    In connection with the incorporation of the Master Lease as provided in Section 1, the term “Desta Two Partnership, Ltd.” or Landlord, with respect to those provisions which, by their terms, reside exclusively with Landlord (including, but not limited to, the provision of services and the promulgation of Building-wide rules and standards), shall be deemed to mean “Landlord”, and in all other events shall be deemed, for the purposes of this Sublease, to mean “Sublessor shall use its best efforts, without, however, incurring any liabilities or expenses not otherwise provided for in the Master Lease or this Sublease, to ensure that Landlord” whenever such a modification is required so that an incorporated provision reflects the agreement of the parties hereto as expressed in this Sublease. Landlord hereby agrees that in the event that Sublessor is more than five (5) days late in the payment of any installment of Rent or Additional Rent, or in the event that Sublessor is in any other default of the Master Lease, or upon notice of bankruptcy of Sublessor, Landlord will promptly provide Sublessee with written notice of any such late payment, default or notice of bankruptcy.

Sublessee assumes and agrees to perform the Sublessor’s obligations under the Master Lease, exclusive only of the Excluded Provisions, during the Term, except that the obligation to pay rent to Landlord under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 5 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of Sublessee. Except as may otherwise be specifically provided herein, if the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Subleased Premises or the Building or project of which the Subleased Premises are a part or otherwise, the exercise of such right by Sublessor shall not constitute a default or breach hereunder, and Sublessee agrees that Sublessor shall be free to exercise any such rights as may be available to Sublessor without first obtaining any approval from, or consulting with, Sublessee. Landlord agrees that in (i) the event of bankruptcy by the Sublessor in which the Bankruptcy Trustee or Court rejects the Master Lease; (ii) the event of a default under the Master Lease by Sublessor resulting in a termination of the Master Lease by Landlord; or (iii) the event Sublessee exercises the renewal option under the Master Lease as described in Paragraph 19 hereof, then in such event, Landlord agrees to enter into a Lease Agreement with Sublessee under the same terms and conditions contained in the Sublease provided, at such time, the Sublessee meets the conditions set forth in that certain letter from Landlord to Sublessee, dated of even date herewith. A copy of such letter is attached hereto as Exhibit “C” and made a part hereof for all purposes as if the text of the letter, exclusive of the Lender Memorandum (hereinafter defined) attached thereto, were fully set forth herein.

10.2    Sublessee shall indemnify, defend, and hold harmless Sublessor from and against all costs, expenses (including reasonable attorneys’ fees), fines, suits, claims, demands, liabilities and actions resulting from any breach, violation or nonperformance of any covenant or condition hereof or from the use or occupancy of the Subleased Premises by Sublessee or Sublessee’s employees, agents, contractors, licensees and invitees.

10.3    Sublessor shall not be liable to Sublessee or Sublessee’s employees, agents, contractors, licensees or invitees for any damage to person or property resulting from any act or omission of any visitor to the Subleased Premises except as Sublessor’s own negligence may contribute thereto.

10.4    Provided Sublessee has performed all of the terms, covenants, agreements and conditions of this Sublease, including the payment of rental and all other sums due hereunder, Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the Term herein described, subject to the provisions and conditions of this Sublease and the Master Lease.

10.5    No amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly executed by the parties.

10.6    Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Sublease. Whenever the context of this Sublease requires, words used in the singular shall be construed to include the plural and vice versa and pronouns of whatsoever gender shall be deemed to include and designate the masculine, feminine or neuter gender.

10.7    For the convenience of the parties, any number of counterparts of this Sublease may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

10.8    This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms of this Sublease.

10.9    Time is of the essence in the performance by Sublessee of its obligations hereunder.

10.10    Sublessee shall have no right, and Sublessee hereby waives and relinquishes all rights which Sublessee might otherwise have, to claim any nature of lien against the Building or to withhold, deduct from or offset against any rent or other sums to be paid to Sublessor by Sublessee, except as expressly provided under this Sublease.

10.11    Sublessor shall have all rights and remedies against Sublessee as Landlord has against Tenant in the Master Lease. All rights and remedies of Sublessor hereunder shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Sublease is declared to be a Texas contract, performable in Travis County, Texas, and all of the terms hereof shall be construed according the laws of the State of Texas.

10.12    The terms and provisions of all Schedules and Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Sublease.

10.13    If any terms or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

10.14    This Sublease shall not be recorded without the prior written consent of Sublessor.

10.15    In the event Sublessee defaults under any provision of this Sublease, Sublessee shall, within ten (10) days after Sublessor’s written request therefor (which written request shall be sent to Sublessee within thirty (30) days after Sublessor obtains actual knowledge of the default), deliver to Sublessor the Sublessee’s latest annual audited financial statements (which shall be for the year ending within 12 months prior to the date of the request) and the most recent unaudited quarterly financial statements. Sublessor and Landlord will agree to keep the information contained therein confidential and will not make any disclosure thereof except to a prospective purchaser of the Building or a prospective mortgagee of same, or as required by law.

10.16    In case of any breach hereof by Sublessee, in addition to all other rights of Sublessor hereunder or available to Sublessor at law or in equity, Sublessor shall have all rights against Sublessee as would be available to the Landlord under the Master Lease if such breach were by Sublessor thereunder. In the event Sublessee defaults in the performance of any of the terms and provisions hereof and Sublessor places the enforcement of this Sublease in the hands of an attorney, Sublessee agrees to reimburse Sublessor for all reasonable expenses incurred by Sublessor as a result thereof, including, but not limited to, reasonable attorneys’ fees.

10.17    Sublessee acknowledges that, by the Commencement Date, Sublessor will have terminated any and all utility and service contracts pertaining to Sublessor’s occupancy of the Subleased Premises, and Sublessee shall be solely responsible for obtaining any similar utility and/or service contracts pertaining to Sublessee’s occupancy of the Subleased Premises.

10.18    Notwithstanding anything in this Sublease or in the Master Lease to the contrary, Sublessee shall cooperate as may be necessary to provide estoppel certificates pertaining to the Subleased Premises as the same may be requested of Sublessee by Landlord or Sublessor.

10.19     Sublessee shall have the right to use any of Sublessor’s existing wiring, data and telephone cabling present in the Subleased Premises on the Commencement Date.

11.    BROKER

11.1    Sublessee warrants and represents to Sublessor that Office Leasing Advisors, License No. 0435913 (“Sublessee’s Broker”) is the only broker with whom Sublessee has dealt in connection with this Sublease transaction. Sublessor agrees to pay Sublessee’s Broker a commission which shall equal 4% of the sum of the total net Rent payable throughout the entire Term plus deemed Operating Expenses for the Term. Only for the purposes of calculating the commission in the preceding sentence, the Operating Expenses shall be deemed to be $10.50 per square foot without right of increase or reduction, which the parties hereby agree represents the estimated Operating Expenses for the year 2001. Sublessor warrants and represents to Sublessee that the Collier’s Oxford Commercial (“Sublessor’s Broker”) is the only broker with whom Sublessor has dealt in connection with this Sublease transaction. Sublessor shall pay Sublessor’s Broker a commission which shall equal 2% of the sum of the total net Rent payable throughout the entire Term plus deemed Operating Expenses for the Term. Only for the purposes of calculating the commission in the preceding sentence, the Operating Expenses shall be deemed to be $10.50 per square foot without right of increase or reduction, which the parties hereby agree represents the estimated Operating Expenses for the year 2001. Sublessee agrees to indemnify, defend and hold harmless Sublessor from and against any and all loss, damage, cost and expense, including reasonable attorneys’ fees and expenses, that may be incurred by Sublessor as a result of any claims made against Sublessor by any broker or agent, other than the Sublessee’s Broker, arising from any conversation, correspondence, or the other dealings between Sublessee and any other broker or agent in connection with this Sublease or the Subleased Premises.

All commission due pursuant to this Section 11 shall be payable as follows: (i) one-half of the commission shall be paid by Sublessor to each Broker upon execution of this Sublease; and (ii) commencing January 1, 2002, the remaining one-half of the commission shall be paid by Sublessee directly to each Broker with a copy to Sublessor in lieu of payment of the Rent (exclusive of Additional Rent) on a monthly basis until the Sublessor’s Broker and the Sublessee’s Broker are paid in full (which computes to four (4) full months’ Rent and a portion of Rent for the fifth (5th) month of the Sublease). Failure of Sublessee to deliver notice of payment of the commissions each month in accordance with Section 11.1(ii) shall be an event of default of this Sublease. In the event Sublessee fails to pay the commissions to Sublessee’s Broker and to Sublessor’s Broker as provided herein, then Sublessor shall be relieved of any liability for Sublessee’s failure to pay such commissions, Sublessee’s Broker and Sublessor’s Broker shall have no recourse against Sublessor for such unpaid commissions, and Sublessee shall indemnify, defend, and hold harmless Sublessor from and against any claim, suit, or demand by Sublessee’s Broker and/or Sublessor’s Broker for such unpaid commissions.

12.    ATTORNEYS’ FEES

12.1    If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees and expenses from the non-prevailing party.

13.    NOTICES

13.1    All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall only be validly given, made or served if in writing and delivered personally, sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered by a national overnight courier service with instructions for next business day delivery to the appropriate party and the address listed as Address for Notices on Schedule 1 to this Sublease, or to such other address as a party may designate in writing to the other party. Any such notice shall only be deemed given on the date of delivery, if delivered personally, three business days after deposit with the United States Postal Service, if delivered by mail, or one business day after deposit with the overnight courier service. As used herein, “business days” shall consist of Monday through Fridays except for days on which the United State Postal Service does not make regularly scheduled deliveries of first class mail.

Wherever in the Master Lease Sublessor is required or permitted to provide notices or to receive notice in connection with the commission of a default, Sublessee will have five (5) days less time than Sublessor to give such notice or to cure such default under the terms hereof; provided however, that Sublessee shall be entitled to only three (3) days’ notice in the event of a default under the terms of Section 11.01(a)(3) of the Master Lease.

14.    SUBLESSOR’S CONSENT

14.1    Sublessor and Sublessee covenant and agree that wherever Landlord’s consent or approval is required under the terms of the Master Lease, Sublessee must obtain both Landlord’s and Sublessor’s consent or approval (as the case may be) to such act, and it shall be a condition precedent to Sublessor’s obligation to consider consenting to or approving such act that Sublessee first obtain Landlord’s consent or approval (as the case may be). In the event that Landlord does not give its consent or approval (as the case may be) to such act, Sublessee acknowledges and agrees that Sublessor may arbitrarily and unreasonably withhold, condition or delay its consent to such act but in the event that Landlord gives its consent or approval (as the case may be) to such act, Sublessor shall (except as otherwise specifically set out in this Sublease to the contrary) not unreasonably withhold its consent to such act. Sublessee expressly waives any rights to monetary damages or other remedies other than the right to seek injunctive relief in cases agrees where Sublessor’s reasonableness in withholding or delaying its consent or approval under applicable provisions of this Sublease is challenged by Sublessee.

15.    DEFINITION OF SUBLESSOR

15.1    The term “Sublessor” as used in this Sublease insofar as covenants or obligations on the part of Sublessor are concerned shall not be obligations of SigmaTel, Inc., but shall be limited to mean and include only the current owner or owners at the time in question of the “Tenant’s” interest in the Master Lease and landlord’s interest in this Sublease. In the event of any transfer or transfers of the “Tenant’s” interest in the Master Lease or landlord’s interest in this Sublease by SigmaTel, Inc. or its successor or assigns, and any subsequent successor or assign of “ Tenant’s” interest in the Master Lease or landlord’s interest in this Sublease (referred to herein as the “Transferor”), Transferor shall be immediately and automatically freed and relieved from and after the date of such transfer of all personal liability with respect to the performance of any covenants or obligations on the part of Sublessor contained in this Sublease thereafter to be performed; provided, however, that any sums held by Transferor in which Sublessee has an interest (such as the Security Deposit) shall be turned over to the succeeding Sublessor to hold for the benefit of or pay out to Sublessee.

16.    CONDITION OF THE SUBLEASED PREMISES

16.1    Sublessee represents that it has made a thorough inspection of the Subleased Premises and is fully familiar with the condition of every part thereof. Sublessee agrees to accept possession of the Subleased Premises “As Is” in its condition on the date hereof, and Sublessor shall not be required to make any alterations, decorations, installations, additions, repairs or improvement of any kind whatsoever to prepare the Subleased Premises for Sublessee’s occupancy. During the Term, Sublessee shall not make or suffer to be made any alterations, additions, or improvements to the Subleased Premises or any part thereof without complying with the provisions of the Master Lease and without obtaining the prior written consent of the Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed after Landlord consents to the alterations, additions or improvements. SUBLESSEE ACKNOWLEDGES THAT NEITHER SUBLESSOR NOR LANDLORD HAS MADE OR WILL MAKE ANY WARRANTIES TO SUBLESSEE WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY OF THE LEASEHOLD IMPROVEMENTS OR THE

PERSONAL PROPERTY OR TENANT FINISH WITHIN THE SUBLEASED PREMISES OR AS TO THE CONDITION OF THE SUBLEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT SUBLESSOR AND LANDLORD EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE OR WILL BE SUITABLE FOR SUBLESSEE’S INTENDED COMMERCIAL PURPOSES.

17.    CASUALTY OR CONDEMNATION

17.1    If the Subleased Premises or the Building shall be partially or totally damaged by fire or other cause, the consequences thereof shall be determined pursuant to the Master Lease.

17.2    Sublessor will not carry insurance of any kind on its own or Sublessee’s personal property kept at the Subleased Premises, and Sublessor shall not be obligated to repair any damage thereto or replace the same.

17.3    In the event that the Subleased Premises or any part thereof or the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, the consequences of such acquisition or condemnation shall be determined pursuant to the Master Lease.

18.    INTENTIONALLY DELETED.

19.    RENEWAL

19.1    Sublessee shall have the option to renew the Master Lease directly with the Landlord for two periods of five (5) years pursuant to Exhibit H of the Master Lease. If Sublessee so exercises its first option to renew the Master Lease, then Sublessor shall be deemed to have assigned the Master Lease to Sublessee for purposes of and during the renewal period, Landlord (by its signature below) shall be deemed to have approved such assignment in all respects as may be required under the Master Lease, subject only to the approval of Landlord’s lender at the time the option is exercised, and Sublessor shall be fully and completely released by Landlord of any and all liability and obligations of Tenant under the Master Lease.

20.    SUBORDINATION TO MASTER LEASE

20.1    Sublessee acknowledges and agrees that this Sublease and the estate hereby granted are subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in the Master Lease, and to all of Landlord’s rights therein, and to all leases, mortgages, encumbrances and other agreements and/or matters to which the Master Lease is now or may hereafter become subject and subordinate. This clause shall be self-operative and no further instrument of subordination shall be required. Sublessee shall, however, execute any certificates confirming such subordination which Sublessor may request within ten (10) days after receipt of such request. Sublessee also agrees that this Sublease shall be subject and subordinate to the Master Lease. Landlord and Sublessor shall not agree to any amendment or modification to the Master Lease without Sublessee’s prior written consent, which consent shall not be unreasonably withheld.

21.    DIRECTORY LISTINGS

21.1    Subject to the provisions of the Master Lease, Sublessee may use Sublessee’s pro rata share of Sublessor’s space on the Monument Sign and Building directories allocable to the Subleased Premises for the listing of Sublessee.

21.2    At the Commencement of this Sublease, Sublessor at its sole cost shall remove its exterior building signage and monument signage and Sublessee shall have the right to install at its sole cost Landlord-approved exterior building signage and monument signage per the relevant provisions of the Master Lease. Upon the Expiration Date, unless Sublessee exercises its options to renew in accordance with Section 19.1, Sublessee shall promptly remove the exterior building signage and monument signage at its sole cost.

22.    PARKING

22.1    Sublessor hereby sublets to Sublessee the unreserved parking spaces and the right to rent reserved parking spaces allocable to Sublessor as Tenant under the Master Lease in accordance with Exhibit G to the Master Lease.

(Signature Pages Follow)

IN WITNESS WHEREOF the parties hereto have executed this Sublease as of the date hereof.

SUBLESSOR:

SIGMATEL, INC.

By:	/s/ Donald W. Muskopf

Name:	Donald W. Muskopf

Title:	C.F.O

SUBLESSEE:

TEXAS NETWORKING, INC.

By:	/s/ Jonah Yokubaitis

Name:	Jonah Yokubaitis

Title:	President

GUARANTORS:

Jonah Yokubaitis

Ron Yokubaitis

Carolyn Yokubaitis

LANDLORD:

Landlord hereby approves and consents to this Sublease and acknowledges Sublessor’s compliance with all required provisions under the Master Lease pertaining to Tenant’s obtaining Landlord’s approval prior to assignment or subletting; provided SigmaTel, Inc. shall not be released from or relieved of any of its obligations under the terms of the Master Lease.

Desta Two Partnership, Ltd.

By:    Desta Two Management Corp.

By: /s/    L. PAUL LATHAM

L. Paul Latham,

President

BROKERS:

Sublessee’s Broker and Sublessor’s Broker hereby consent to the provisions of Section 11 of this Sublease pertaining to the payment of commissions.

SUBLESSEE’S BROKER:

            /s/    Bill Wendlandt

Office Leasing Advisors, Inc., License No. 0435913

SUBLESSOR’S BROKER:

            /s/    Spencer Hayes

                        , License No. 0425827

Collier’s Oxford Commercial

SCHEDULE 1 TO SUBLEASE

DEFINED TERMS

For purposes of this Sublease, the following terms shall have the following meanings:

EXECUTION DATE:	July 16, 2001

SUBLESSOR:	SIGMATEL, INC., a Texas Corporation

SUBLESSEE:	TEXAS NETWORKING, INC., a Texas Corporation

LANDLORD:	DESTA TWO PARTNERSHIP, LTD., a Texas limited partnership

SUBLESSOR’S ADDRESS FOR RENT:	SIGMATEL, INC., 3815 Capital of Texas Hwy, Ste. 300 Austin, Texas 78704

SUBLESSOR’S ADDRESS FOR NOTICE:	SIGMATEL, INC. 3815 Capital of Texas Hwy, Ste. 300 Austin, Texas 78704

SUBLESSEE’S ADDRESS FOR NOTICE:	TEXAS NETWORKING, INC. 2700 Via Fortuna, Suite 500 Austin, Texas 78746

MASTER LEASE:	Lease, dated as of August 6, 1999 as amended by Amendment No. 1, dated as of the day of , 2000 (the “Master Lease”) between Landlord, as Landlord, and Sublessor as Tenant.

BUILDING:	Terrace II Building 2700 Via Fortuna Austin, Texas 78746
LEASED PREMISES:	Suite 500, being all of the 5th Floor of the Building, consisting of approximately 24,963 square feet of net rentable area of the Building.

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SUBLEASED PREMISES:	Suite 500, being all of the 5th Floor of the Building consisting of 24,963 feet of net rentable area shown on the floor plan attached hereto as Exhibit A-1.

COMMENCEMENT DATE:	Eight (8) weeks after the date of final execution of this sublease by all parties to this sublease.

RENT COMMENCEMENT DATE:	The Commencement Date

EXPIRATION DATE:	February 28, 2007

RENT:

First year—$14.30 per rentable square foot per year

Second year—$17.00 per rentable square foot per year

Third year—$17.00 per rentable square foot per year

Fourth year—$17.00 per rentable square foot per year

Fifth year—$18.00 per rentable square foot per year

Sixth year—$19.00 per rentable square foot per year

SECURITY DEPOSIT:

$113,873.00 (2 months rent plus expenses—$27.37 per square foot per year.)

EXCLUDED PROVISIONS:

The following provisions from the Original Lease:

1)	Section 3.05 Security Deposit;

2)	Exhibit G—Additional Agreements, Paragraph 3—Right of First Refusal for Lease of Building Three; and

3)	Tenant Work Letter

P.S. Not on this contract is the $10.50 per yr.

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EXHIBIT “A”

MASTER LEASE

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EXHIBIT “B”

GUARANTY

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EXHIBIT “C”

LETTER FROM LANDLORD TO SUBLESSEE

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